Exhibit 21



                 Subsidiaries of the Registrant
                 ------------------------------


     The registrant directly or indirectly owns 100 percent of the outstanding voting securities of the following subsidiary companies.

           Name of Company                 Jurisdiction
           ---------------                 ------------
Ennis Business Forms of Kansas, Inc.   Kansas
Calibrated Forms Co., Inc              Kansas
Connolly Tool and Machine Company      Delaware
Admore, Inc                            Texas
PFC Products, Inc.(1)                  Delaware
Ennis Acquisitions, Inc.               Nevada
Texas EBF, LP                          Texas
Ennis Sales, LP                        Texas
Ennis Management, LP                   Texas
Adams McClure, LP                      Texas
American Forms I, LP                   Texas
Northstar Computer Forms, Inc.         Minnesota
General Financial Supply, Inc. (2)     Iowa
Crabar/GBF, Inc.                       Delaware
Royal Business Forms, Inc.             Texas
Alstyle Apparel, LLC                   Texas
A&G, Inc. (3)                          Illinois
Alstyle Ensenada LLC (3)               Illinois
Alstyle Hermosilla LLC (3)             Illinois
Diaco USA LLC (3)                      Illinois
The Great Pumpkin (3)                  Delaware
Cactex S.A. de C.V. (3)                Mexico
Alvest, S.A. de C.V. (3)               Mexico
Diaco, International S.A. de C.V. (3)  Mexico


(1)  A wholly-owned subsidiary of Admore, Inc.
(2)  A wholly-owned subsidiary of Northstar Computer Forms, Inc.
(3)  A wholly-owned subsidiary of Alstyle Apparel, LLC

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